Exhibit 99.1

Financial Statements for the Year Ended

December 31, 2012 and

Independent Auditors’ Report

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholder of

Crossline Capital, Inc.

Lake Forest, California

We have audited the accompanying financial statements of Crossline Capital, Inc. (the Company) which comprise the balance sheet as of December 31, 2012, and the related statements of operations, stockholders’ equity and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Crossline Capital, Inc. as of December 31, 2012 and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Stayner, Bates & Jensen, PC

Salt Lake City, Utah

March 15, 2013

Crossline Capital, Inc.

Balance Sheet

December 31, 2012

ASSETS

CURRENT ASSETS
Cash and cash equivalents (Note 2)	$5,302,703
Restricted cash (Note 2)	230,000
Marketable securities (Notes 2, 4 and 11)	866,161
Mortgage loans held for sale (Notes 2 and 5)	55,909,078
Mortgage related receivables (Note 2)	71,252
Prepaid expenses	40,507

Total Current Assets	62,419,701

PROPERTY AND EQUIPMENT, NET (Notes 2 and 7)	41,697

OTHER ASSETS
Derivative assets (Notes 2, 9 and 11)	460,726
Note receivable—related party (Note 6)	575,000
Deposits and other	19,833

Total Other Assets	1,055,559

TOTAL ASSETS	$63,516,957

The accompanying notes are an integral part of these financial statements.

Crossline Capital, Inc.

Balance Sheet (Continued)

December 31, 2012

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$469,847
Income taxes payable (Note 2)	115,401
Warehouse lines-of-credit (Note 8)	53,916,190

Total Current Liabilities	54,501,438

OTHER LIABILITIES
Derivative liabilities (Notes 2, 9 and 11)	22,187

Total Other Liabilities	22,187

TOTAL LIABILITIES	54,523,625

COMMITMENTS AND CONTINGENCIES (Note 10)
STOCKHOLDERS’ EQUITY
Common stock, no par value, 1,000 shares authorized, issued and outstanding	25,000
Retained earnings	8,968,332

TOTAL STOCKHOLDERS’ EQUITY	8,993,332

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$63,516,957

The accompanying notes are an integral part of these financial statements.

Crossline Capital, Inc.

Statement of Operations

For the Year Ended December 31, 2012

REVENUES
Gain on origination and sale of mortgage loans, net of loan related costs	$15,856,784
Interest income	1,085,278
Gain on derivative instruments (Note 9)	422,456

Total Revenues	17,364,518

OPERATING EXPENSES
Advertising, marketing and related	1,363,607
Depreciation expense	3,818
Interest expense	1,630,827
Occupancy expense	180,070
Personnel expense	5,695,628
Professional fees	192,406
Other general and administrative expenses	687,268

Total Operating Expenses	9,753,624

OTHER INCOME (EXPENSE)
Interest and dividend income	32,038
Realized loss on sale of marketable securities (Note 4)	(3,458)
Unrealized gain on marketable securities (Note 4)	41,747

Total Other Income (Expense)	70,327

INCOME BEFORE INCOME TAXES	7,681,221
Provision for income taxes (Note 3)	120,331

NET INCOME	$7,560,890

The accompanying notes are an integral part of these financial statements.

Crossline Capital, Inc.

Statement of Stockholders’ Equity

For the Year Ended December 31, 2012

	Common Stock			Total
	Number		Retained	Stockholders’
	of Shares	Amount	Earnings	Equity
Balance, December 31, 2011	1,000	$25,000	$3,365,001	$3,390,001
Shareholder distributions	—	—	(1,957,559)	(1,957,559)
Net income for the year ended December 31, 2012	—	—	7,560,890	7,560,890

Balance, December 31, 2012	1,000	$25,000	$8,968,332	$8,993,332

The accompanying notes are an integral part of these financial statements.

Crossline Capital, Inc.

Statement of Cash Flows

For the Year Ended December 31, 2012

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$7,560,890
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	3,818
Gain on derivative instruments	(422,456)
Interest and dividend income	(32,038)
Realized loss on sale of marketable securities	3,458
Unrealized gain on marketable securities	(41,747)
Changes in operating assets and liabilities:
Mortgage loans held for sale	(35,238,820)
Mortgage related receivables	7,267
Prepaid expenses	(8,933)
Deposits and other	(10,318)
Accounts payable and accrued expenses	220,372
Income taxes payable	52,546
Warehouse lines-of-credit	33,235,932

Net Cash Provided by Operating Activities	5,329,971

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of marketable securities	(419,778)
Proceeds from sale of marketable securities	443,237
Purchases of property and equipment	(45,515)
Issuance of note receivable—related party	(575,000)

Net Cash Used by Investing Activities	(597,056)

CASH FLOWS FROM FINANCING ACTIVITIES
Shareholder distributions	(1,957,559)

Net Cash Used by Financing Activities	(1,957,559)

NET INCREASE IN CASH AND CASH EQUIVALENTS	2,775,356
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	2,757,347

CASH AND CASH EQUIVALENTS, END OF YEAR	$5,532,703

Cash	$5,302,703
Restricted cash	230,000

Total Cash	$5,532,703

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for interest	$1,630,827
Cash paid for income taxes	$76,706

The accompanying notes are an integral part of these financial statements.

Crossline Capital, Inc.

Notes to the Financial Statements

December 31, 2012

NOTE 1—NATURE OF ORGANIZATION

Crossline Capital, Inc. (the Company) was incorporated under the laws of the State of California on March 20, 2007.

The Company is engaged in the mortgage banking business, which includes the origination, packaging and sale of mortgage loans to permanent investors.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. Accounting Method

The Company’s financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 year-end.

b. Cash and Cash Equivalents / Restricted Cash

For purposes of the statement of cash flows, the Company considers all cash accounts and highly liquid investments with original maturities of three months or less to be cash equivalents.

The Company has restricted cash accounts that are held by its warehouse lenders and certain broker / derivative accounts totaling $230,000 as of December 31, 2012. These deposits are considered to be restricted in nature.

c. Mortgage Loans Held for Sale

The Company originates mortgage loans for sale in the secondary market. Mortgage loans held for sale are stated at the lower of cost or market in the aggregate as determined by outstanding commitments from investors or current investor yield requirements. Interest on mortgage loans held for sale is credited to income as earned. Interest is accrued only if deemed collectible. The Company monitors its relationships with its investors and, from time to time, makes adjustments in the amount it sells to any one investor based upon a number of factors, including but not limited to price, loan review time and funding turnaround, underwriting guidelines and the overall efficiency of its relationship with the investor.

d. Revenue Recognition

The Company receives an origination fee, generally as a percentage of the principal balance of residential mortgage loans originated. These origination fees are recorded as income utilizing a method which results in the recognition of fee income substantially in accordance with the provisions of ASC 310, Receivables (ASC 310).

Gains or losses resulting from sales of mortgage loans are recognized at the date of settlement and are based on the difference between the sale price and the asset retained by the Company, if any, and the carrying value of the related loans sold. Since the Company sells its loans on a servicing released basis, gains are increased by the amount of any servicing released premiums received. Non-refundable fees and direct costs associated with the origination of mortgage loans are deferred and recognized when the related loans are sold.

Crossline Capital, Inc.

Notes to the Financial Statements

December 31, 2012

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

e. Mortgage Related Receivables and Allowances for Estimated Losses

Loan points and other revenues related to loan origination and sale are recorded as revenues when the related loans are sold to investors. Provisions for estimated losses are charged to expense to reduce the recorded balance of mortgage loans receivable to their estimated fair value. Such provisions are based on management’s estimate of net realizable value or fair value less costs of disposal of the underlying collateral, as applicable, considering current and anticipated operating or sales conditions, loss experience in relation to outstanding loans, overall portfolio quality, and economic conditions. Recovery of the carrying value of such loans is dependent to a great extent on economic, operating, and other conditions that may be beyond the Company’s control. Management has estimated a reserve for losses of $10,000 as of December 31, 2012. Management believes that the allowances for estimated losses are adequate. While management uses available information to recognize estimated losses, future additions to the allowances may be necessary based on changes in economic conditions. Actual losses may vary from the estimates due to numerous factors beyond the Company’s control.

f. Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of 3 to 7 years of the related assets. When assets are disposed of, the cost of accumulated depreciation (net book value of the assets) is eliminated and any resultant gain or loss reflected accordingly. Betterments and improvements are capitalized over their estimated useful lives, whereas repairs and maintenance expenditures on the assets are charged to expense as incurred.

g. Impairment of Long-Lived Assets

The Company reviews long-lived assets and identifiable intangibles whenever events or circumstances indicate that the carrying amounts of such assets may not be fully recoverable. The Company evaluates the recoverability of long-lived assets by measuring the carrying amounts of the assets against the estimated undiscounted cash flows associated with these assets. At the time such evaluation indicates that the future undiscounted cash flows of certain long-lived assets are not sufficient to recover the assets’ carrying value, the assets are adjusted to their fair values (based upon discounted cash flows).

h. Advertising

The Company follows the policy of charging the cost of advertising to expense as incurred. Advertising and related expense amounted to $1,363,607 for the year ended December 31, 2012.

Crossline Capital, Inc.

Notes to the Financial Statements

December 31, 2012

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

i. Use of Estimates in the Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. A material estimate for which a change is reasonably possible in the near-term relates to the determination of the allowance for loan losses and the fair value of derivative assets and liabilities. The significant assumptions used by the Company to estimate the liability for losses on loans sold include consideration of the Company’s experienced losses on loans repurchased, the likelihood of an error or omission which results in a breach of standard representation and warranties included in the loan sale agreements and the anticipated expense, if any, that may be incurred by the Company in resolving any repurchased loans. Actual results could differ from those estimates.

j. Concentrations of Risk

Cash

On November 9, 2010, the FDIC Board of Directors issued a final rule to provide temporary unlimited deposit insurance coverage for non-interest bearing transaction accounts at all FDIC-insured depository institutions. This additional temporary coverage is effective through December 31, 2012. In addition, the FDIC currently provides $250,000 of insurance coverage per depository institution on interest bearing transaction accounts. The Company has not experienced any losses in such accounts or lack of access to its cash, and believes it is not exposed to significant risk of loss with respect to cash. However, no assurance can be provided that access to the Company’s cash will not be impacted by adverse economic conditions in the financial markets.

At December 31, 2012, the Company had in its bank accounts $752,866 in excess of the $250,000 per depository institution that is federally insured. In the event of the failure of the depository institution, the Company would sustain a loss of funds that exceed $250,000.

Risks and Uncertainties

In the normal course of business, companies in the mortgage banking industry encounter certain economic and regulatory risks. Economic risks include interest rate risk and credit risk. The Company is subject to interest rate risk to the extent that in a rising interest rate environment, the Company may experience a decrease in loan production, as well as decreases in the value of mortgage loans held for sale and in commitments to originate loans, which may negatively impact the Company’s operations. Credit risk is the risk of default that may result from the borrowers’ inability or unwillingness to make contractually required payments during the period in which loans are being held for sale.

Crossline Capital, Inc.

Notes to the Financial Statements

December 31, 2012

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

j. Concentrations of Risk (Continued)

Risks and Uncertainties (Continued)

The Company sells loans to investors without recourse. As such, the investors have assumed the risk of loss or default by the borrower. However, the Company is usually required by these investors to make certain standard representations and warranties relating to credit information, loan documentation and collateral. To the extent that the Company does not comply with such representations, or there are early payment defaults, the Company may be required to repurchase the loans or indemnify these investors for any losses from borrower defaults. In addition, if loans pay off within a specified time frame, the Company may be required to refund a portion of the sales proceeds to the investors.

The Company’s business requires substantial cash to support its operating activities. As a result, the Company is dependent on its lines-of-credit, and other financing facilities in order to finance its continued operations. If the Company’s principal lenders decide to terminate or not to renew any of these credit facilities with the Company, the loss of borrowing capacity would have a material adverse impact on the Company’s financial statements unless the Company found a suitable alternative source.

k. Fair Value of Financial Instruments

The carrying amounts reported in the accompanying financial statements for cash, marketable securities, accounts payable, and accrued expenses approximate fair values because of the immediate or short-term maturities and these financial instruments. The carrying amounts reported for other mortgage related receivables approximate net realizable value after considering anticipated losses due to potentially uncollectible balances. Estimates of anticipated losses are based on management’s analysis of historical losses and changes in customer credit status. The carrying amounts reported for the warehouse line-of-credit approximates fair values because the instrument bears interest rates and is consistent with other instruments of similar risks and characteristics.

l. Income Taxes

The Company, with the consent of its shareholder, has elected and was accepted to be taxed under provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay federal income taxes on its taxable income and is not allowed a net operating loss carryover or carryback as a deduction. In lieu of corporation income taxes, the shareholders of an S Corporation are generally taxed on their proportionate share of the Company’s taxable income.

State income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently payable.

The Company’s income tax returns are subject to examination by the federal taxing authorities for a period of three years and by the California taxing authorities for a period of four years from the date they are filed.

Crossline Capital, Inc.

Notes to the Financial Statements

December 31, 2012

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

m. Derivative Instruments and Hedging Activities

Generally accepted accounting principles (US GAAP) establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts for hedging activities. All derivatives are required to be recorded on the balance sheet at fair value. The derivatives used by the Company are designated as fair value hedges. The changes in the fair value of the derivative and of the hedged item attributable to the hedged risk are recognized in current period earnings.

The Company holds derivative financial instruments in hedging relationships in order to mitigate exposure to changes in interest rates and the relationship these changes have on the fair value of loans held for sale. The objective in holding these instruments is to structure a position that is indifferent to the market direction of interest rates. The Company’s goal is to maintain a hedge position that will offset the change in market value of loans held for sale caused by interest rate movements in the market.

Fair value hedges are accounted for by recording the fair value of the derivative instrument on the balance sheet and the corresponding offset recorded in earnings. Cash payments or receipts and related amounts accrued during the period are recorded as an adjustment to revenue. The Company periodically performs a formal assessment to determine whether derivatives have been effective in offsetting changes in the fair values or cash flows of hedged items and whether they are expected to be effective in the future. Hedge accounting is discontinued for derivatives that have not been or will not be effective as a hedge. These derivatives are recorded at fair value with changes in fair value being reported in earnings.

n. Marketable Securities

In accordance with Accounting Standards Codification 320, Investments – Debt and Equity Securities (ASC 320), securities are classified into three categories: held-to-maturity (HTM), available-for-sale (AFS), and trading.

Trading securities are those held principally for the purpose of selling in the near future and are carried at fair value. The Company’s portfolio currently consists solely of trading securities.

Realized and unrealized holding gains and losses for trading securities are reported in earnings based on the adjusted cost of the specific security sold.

NOTE 3—PROVISION FOR INCOME TAXES

As discussed in Note 2, the Company has elected to be taxed as an S Corporation. The provision for income taxes for the year ended December 31, 2012 consisted of the following:

California state franchise tax expense	$114,665
Other	5,666

Total	$120,331

Crossline Capital, Inc.

Notes to the Financial Statements

December 31, 2012

NOTE 4—MARKETABLE SECURITIES

Marketable securities at December 31, 2012 are classified and disclosed as trading securities under the requirements of ASC 320 (see Note 2). Under such statement, the Company’s securities are required to be reflected at fair market value as follows:

	Fair	Unrealized
Cost	Value	Gain
$847,093	$866,161	$19,068

Net realized holding losses of $3,458 on the sale of trading securities was included in the determination of net income for the year ending December 31, 2012. The cost of the securities sold was based on the average cost of all the shares of each such security held at the time of sale.

NOTE 5—MORTGAGE LOANS HELD FOR SALE

As previously discussed, the Company has funded loans or has committed to fund loans by issuing monies supplied via warehouse lines-of-credit (see Note 8). Under the provisions of the various line-of-credit agreements, the lenders agree to provide funds for the loans held for sale.

Generally, the Company’s policy is to obtain an investor for all loans before funds are issued. Thus, most loans held for sale at the end of the year were sold and delivered during January and February of the following year. Likewise, short-term financing obtained in relation to these loans was satisfied under the terms of the lines-of-credit at the same time.

At December 31, 2012, mortgage loans held for sale, carried at the lower of cost or market, consisted of the following:

Mortgage loans held for sale	$54,632,998
Purchased loans – held for sale	1,286,080
Reserve for loan losses	(10,000)

Loans held for sale, net	$55,909,078

Gain on sale of mortgage loans for the year ended December 31, 2012 consisted primarily of cash gains on retail loan sales, including servicing released premiums.

NOTE 6—NOTE RECEIVABLE – RELATED PARTY

During August 2012, the Company advanced funds to a related company. As of December 31, 2012, the outstanding balance due on this unsecured related-party note receivable totaled $575,000. The note bears interest at a rate of 1.0% per annum with interest only payments of $1,849 due monthly and matures on November 1, 2013.

Crossline Capital, Inc.

Notes to the Financial Statements

December 31, 2012

NOTE 7—PROPERTY AND EQUIPMENT

Property and equipment and related accumulated depreciation consisted of the following at December 31, 2012:

Furniture and fixtures	$45,515
Less: accumulated depreciation	(3,818)

Property and equipment, net	$41,697

Depreciation expense for the year ended December 31, 2012 was $3,818.

NOTE 8—WAREHOUSE LINES-OF-CREDIT

Warehouse lines-of-credit consisted of the following at December 31, 2012:

Warehouse line-of-credit with a bank, maximum commitment of $35,000,000, interest at a floating rate equal to 2.75% plus a rate of interest equal to the 30-day London Interbank Offered Rate as published by Bloomberg on the first business day of each month (“LIBOR”), interest rate floor of 4%, collateralized by mortgage loans held for sale (see Note 5), matures on August 31, 2013 and personally guaranteed by an officer of the Company. See Note A below.	$29,166,537
Warehouse line-of-credit with a bank, maximum commitment of $25,000,000, interest at a floating rate equal to a base between 2.75% and 4.50% plus a rate of interest equal to the most recently published 1 month LIBOR as published by Wall Street Journal, collateralized by mortgage loans held for sale (see Note 5), matures on August 31, 2013 and personally guaranteed by an officer of the Company. See Note B below.	24,749,653

Total	53,916,190
Less: current maturities	(53,916,190)

Long-term portion	$—

The Company funds loans through these warehouse lines-of-credit. The lines are used to finance the origination/purchase of loans for which normally a takeout commitment from an approved investor exists at the time the line is used. When the loan is sold to an investor, the warehouse line is paid in full with the residual balance transferred to the Company’s operating account. If for any reason the investors decline to purchase a warehouse loan, the Company is obligated to liquidate the loan from the warehouse line from its own funds.

Crossline Capital, Inc.

Notes to the Financial Statements

December 31, 2012

NOTE 8—WAREHOUSE LINES-OF-CREDIT (Continued)

All loans on the warehouse line-of-credit at December 31, 2012 were subsequently sold to investors.

Note A: Under the terms of the warehouse line-of-credit agreement, the Company is required to maintain various financial and other covenants including the following: net worth not less than $2,000,000, ratio of current assets to current liabilities not to be less than 1.05:1, ratio of total indebtedness to adjusted net worth not to exceed 30:1, and distributions cannot exceed net income. Failure to maintain minimum capital requirements could result in the Company’s inability to originate loans for the respective investor or borrow funds from their warehouse lender and, therefore, could have a direct material effect on the Company’s financial statements. The Company was in compliance with all covenants as of December 31, 2012.

Note B: Under the terms of the warehouse line-of-credit agreement, the Company is required to maintain various financial and other covenants including the following: net worth not less than $1,000,000, the Company and guarantors maintain a minimum combined net worth of $3,348,779, combined net worth of the Company and guarantors to meet or exceed 5% of the Company’s outstanding liabilities at all times, and the Company’s liquidity when combined with the liquidity of all guarantors shall at all times meet or exceed 5% of the maximum line amount. Failure to maintain minimum capital requirements could result in the Company’s inability to originate loans for the respective investor or borrow funds from their warehouse lender and, therefore, could have a direct material effect on the Company’s financial statements. The Company was in compliance with all covenants as of December 31, 2012.

Effective December 21, 2012, the Company entered into a warehouse line-of-credit agreement with a bank for a maximum commitment of $25,000,000. Interest is charged at the LIBOR one-month rate as published by Reuters, plus the applicable margin determined by reference to cost and fee schedules as determined by the warehouse lender. Under the terms of the agreement, the Company is required to maintain various financial and other covenants. The line-of-credit is collateralized by mortgage loans held for sale and is personally guaranteed by an officer of the Company. As of December 31, 2012, the Company had yet to make any draws on this line.

NOTE 9—ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

Applicable US GAAP requires that the Company recognize certain contracts and commitments as derivatives when the characteristics of those contracts and commitments meet the definition of a derivative. The derivative instruments the Company holds have inherent risks. The market risk is the negative impact that the change in interest rate has on the value of a financial instrument. The Company manages the risk associates with derivatives by establishing and monitoring the limit on the degree of risk that may be undertaken. Credit risk is the risk that a counterparty to a derivative contract with an unrealized gain will fail to perform according to the terms of the agreement. Credit risk is managed by limiting activity to approved counterparties and setting aggregate exposure limits on the counterparties. Losses related to this credit risk would occur in the event of non-performance by the counterparties.

Crossline Capital, Inc.

Notes to the Financial Statements

December 31, 2012

NOTE 9—ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES (Continued)

The Company enters into commitments to originate loans whereby the interest rate on the loan is determined prior to funding; i.e., Interest Rate Lock Commitments (IRLC’s). Rate lock commitments on loans held for sale are considered to be derivatives. Accordingly, such commitments, along with any related fees received from potential buyers, are recorded at fair value on the balance sheet with changes in fair value recorded in earnings. Fair value is based on fees currently charged to enter into similar agreements, and for fixed-rate commitments. It also considers the difference between current levels of interest rates and the committed rates.

Rate lock commitments expose the Company to interest rate risk. The Company manages this risk by entering into forward loan sale contracts, whereby the Company obtains the right to deliver residential loans to investors in the future at a specified yield. Such contracts are accounted for as derivatives and, along with related fees paid to investors, are recorded at fair value on the balance sheet, with changes in fair value recorded in earnings. Changes in fair value of IRLC’s, hedged loans and the related hedging instruments resulted in a gain of $422,456 for the year ended December 31, 2012. As of December 31, 2012, the Company held financial derivative assets in the amount of $460,726 and financial derivative liabilities in the amount of $22,187.

NOTE 10—COMMITMENTS AND CONTINGENCIES

Litigation

The Company is occasionally party to various claims and legal actions arising in the ordinary course of business. Management of the Company is of the opinion that the outcome of any of these claims will not have a material adverse effect on the Company’s financial condition, results of operations or cash flows.

Operating Leases—Offices

The Company has entered into various lease agreements for its corporate offices in Lake Forest, California and storefront locations in Chandler, Arizona, and Scottsdale, Arizona. The terms of the leases range from twelve (12) months to thirty-six (36) months. The lease payments range from $2,290 to $7,000 per month.

The future minimum lease payments are as follows:

For the
Years Ending
December 31,
2013	$158,313
2014	27,474
2015	2,290

Total future minimum lease payments	$188,077

Crossline Capital, Inc.

Notes to the Financial Statements

December 31, 2012

NOTE 10—COMMITMENTS AND CONTINGENCIES (Continued)

Operating Lease—Vehicle

The Company has also entered into lease agreements for two separate vehicles. The terms of the leases are for twenty-four (24) months and thirty-six (36) months, at $751 per month and $1,449 per month, respectively.

The future minimum lease payments are as follows:

For the Years Ending
December 31,
2013	$24,142
2014	17,384
2015	11,590

Total future minimum lease payments	$53,116

Commitments to Extend Credit

The Company enters into interest rate lock commitments with customers who have applied for residential mortgage loans and meet certain credit and underwriting criteria. These commitments expose the Company to market risk if interest rates change and the loan is not economically hedged or committed to an investor. The Company is also exposed to credit loss if the loan is originated and not sold to an investor and the customer does not perform. The collateral upon extension of credit typically consists of a first deed of trust in the mortgagor’s residential property. Commitments to originate loans do not necessarily reflect future cash requirements as some commitments are expected to expire without being drawn upon.

Regulatory Net Worth Requirement

In accordance with the regulatory requirements of the Department of Housing and Urban Development (“HUD”) governing non-supervised, direct endorsement mortgagees, the Company is required to maintain a net worth (as defined by HUD) of $1,000,000. At December 31, 2012, the Company exceeded the regulatory net worth requirement by $7,418,332.

NOTE 11—FAIR VALUE MEASUREMENTS

US GAAP defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between willing market participants on the measurement date. The Company determines the fair value of its financial instruments based on the fair value hierarchy established per US GAAP which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. There are three levels of inputs that may be used to measure fair value. The Company carries certain loans held for sale at fair value under the fair value option. The Company also carries derivative assets and liabilities, marketable securities, mortgage servicing rights and other assets at fair value.

Crossline Capital, Inc.

Notes to the Financial Statements

December 31, 2012

NOTE 11—FAIR VALUE MEASUREMENTS (Continued)

Fair Value Hierarchy

US GAAP specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data from independent sources, while unobservable inputs reflect the Company’s market assumptions. These two types of inputs have created the following fair value hierarchy:

Level 1 – Quoted market prices for identical instruments in active markets

Level 2 – Quoted prices for similar instruments in active markets; quotes prices for identical or similar instruments in markets that are not active; and models using inputs that are observable or can be corroborated by observable market data of substantially the full term of the instrument.

Level 3 – Valuations derived using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable and when determination of the fair value requires significant management judgment or estimation.

The Company considers relevant and observable market prices in its valuations where possible. The frequency of transaction, the size of the bid-ask spread and the amount of adjustment necessary when comparing similar transactions are all factors in determining the liquidity of markets and the relevance of observed prices in those markets.

Determination of Fair Value

When available, the Company generally uses quoted market prices to determine fair value, and classifies such items in Level 1. In some cases where a market price is available, the Company will make use of acceptable practical expedients (such as matrix pricing) to calculate fair value, in which case the items are classified in Level 2.

If quoted market prices are not available, fair value is based upon internally developed valuation techniques that use, where possible, current market-based or independently sourced market parameters, such as interest rates, option volatilities, etc.

Where available, the Company may also make use of quoted prices for recent trading activity in positions with the same or similar characteristics to that being valued. The frequency and size of transactions and the amount of the bid-ask price spread are among the factors considered in determining the liquidity of markets and the relevance of observed prices from those markets. If relevant and observable prices are available, those valuations would be classified as Level 2. If prices are not available, other valuation techniques would be used and the items would be classified as Level 3.

Fair value estimates from internal valuation techniques are verified, where possible, to prices obtained from independent vendors or brokers. Vendors and brokers valuations may be based on a variety of inputs ranging from observed prices to proprietary valuation models.

Crossline Capital, Inc.

Notes to the Financial Statements

December 31, 2012

NOTE 11—FAIR VALUE MEASUREMENTS (Continued)

Determination of Fair Value (Continued)

The following section describes the valuation methodologies used by the Company to measure various financial instruments at fair value, including an indication of the level in the fair value hierarchy in which each instrument is generally classified. Where appropriate, the description includes details of the valuation models, the key inputs to those models, as well as any significant assumptions.

Derivatives

Fair value is defined as the amount that the Company would receive or pay to terminate the contracts at the reporting date. Market or dealer quotes are available for many derivatives; otherwise, pricing or valuation models are applied using current market information to estimate fair value. The Company estimates the fair value of its Interest Rate Lock Commitments (“IRLC’s”) based on the change in estimate fair value of the underlying mortgage loan and the probability that the mortgage loan will fund within the terms of the IRLC. The change in fair value of the underlying mortgage loan is measured from the date of the IRLC is issued. At the time of issuance the estimated fair value of an IRLC is zero. Subsequent to issuance, the value of an IRLC can be either positive or negative depending on the change in value of the underlying mortgage loan. The Company generally estimates the fair value of the underlying loan based on quoted market prices for securities backed by similar types of loans. If quoted market prices are not available, fair value is estimated based on other relevant factors, including dealer price quotations, prices available for similar instruments, and valuation models intended to approximate the amounts that would be received from a third party. The Company manages the price risk related to its mortgage loan inventory and IRLC’s primarily by entering into forward loan sales contracts. The Company estimates the fair value of the forward loan sales contract based on the anticipated price the investor is willing to pay plus the minimum service release premium (“SRP”) that the Company is currently receiving for the loan type being traded.

The following is a summary of financial statement items that are measured at estimated fair value on a recurring basis, including assets measured under the fair value option as of December 31, 2012.

	Fair Value Measurements as of December 31, 2012
	Level 1	Level 2	Level 3	Total
Marketable securities	$866,161	$—	$—	$866,161
Interest rate lock commitments	—	—	460,726	460,726
Forward loan sales contracts	—	—	(22,187)	(22,187)

Total	$866,161	$—	$438,539	$1,304,700

Interest rate lock commitments include commitments to originate or purchase mortgage loans that qualify as derivative financial instruments under US GAAP.

Crossline Capital, Inc.

Notes to the Financial Statements

December 31, 2012

NOTE 11—FAIR VALUE MEASUREMENTS (Continued)

Derivatives (Continued)

The table below presents a reconciliation of all assets and liabilities measured at fair value on a recurring basis using significant unobservable inputs (Level 3) during the year ended December 31, 2012, including realized and unrealized gains (losses) included in earnings.

	Interest	Forward
	Rate Lock	Loan Sales
	Commitments	Contracts	Total
Balance, December 31, 2011	$63,935	$(47,852)	$16,083
Total losses included in earnings	396,791	25,665	422,456
Tranfers in or out of Level 3	—	—	—

Balance, December 31, 2012	$460,726	$(22,187)	$438,539

NOTE 12—SUBSEQUENT EVENTS

For purposes of these financial statements and all disclosures, subsequent events were evaluated by management through March 15, 2013, which is the date the financial statements were available to be issued, and management noted no material subsequent events that would require recognition or disclosure in these financial statements as of December 31, 2012.